Entergy
639 Loyola Avenue
New Orleans, LA  70113

Date	Oct. 30, 2009
For Release:	Immediately
Contact:	Chanel Lagarde (News Media) (504) 576-4238 clagar1@entergy.com	Michele Lopiccolo (Investor Relations) (504) 576-4879 mlopicc@entergy.com

Exhibit 99.3

Entergy Issues Forward Looking Financial Update and
Announces $750 Million Share Repurchase Program Authorization

New Orleans, La. - Entergy Corporation (NYSE:ETR) today issued 2010 earnings guidance assuming a business as usual operation for the full year, as well as post-spin financial outlooks for Entergy and Enexus Energy Corporation. In addition, Entergy outlined its preliminary three-year capital expenditure plan for the period 2010 through 2012.

"We continue to take the actions necessary to complete the planned non-utility nuclear spin-off," said J. Wayne Leonard, Entergy's chairman and chief executive officer. "With line of sight on ultimate resolution in 2010, the Entergy Board of Directors has granted authority for an additional $750 million share repurchase program, following completion of an initial $500 million authorization in third quarter 2009. While it is expected the additional share repurchases under the new authorization will occur following spin-off completion in the near-term, consistent with the $500 million authorization, the incremental $750 million of share repurchase capacity is supported by the underlying business operations whether or not the spin-off transaction is completed."

Earnings Guidance

As the proposed spin-off date of Entergy's non-utility nuclear business is not yet known with certainty at this time, Entergy is initiating 2010 earnings guidance in the range of $6.40 to $7.20 per share on an operational basis, assuming a business as usual operation for the full year. As-reported earnings per share guidance ranges from $6.15 to $6.95 and reflects $(0.25) per share of projected dis-synergies associated with the spin-off and plans to enter into a nuclear services joint venture. Guidance for 2010 does not incorporate a special item for expenses, which were incurred beginning in 2008 and are expected to continue in 2010, anticipated in connection with outside services provided to pursue the spin-off. The level of these charges in 2010 will vary depending upon resolution of the spin-off.

Post-Spin Long-term Financial Aspirations

The companies continue to aspire to deliver superior value to owners as measured by total shareholder return. The companies believe top-quartile total shareholder returns are achieved by growing earnings, delivering returns at or above the risk-adjusted cost of capital, maintaining credit quality and flexibility, and deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirements. Financial aspirations for the period 2009 through 2014 include the following:

Growing earnings:

  Entergy: Double digit compound annual earnings per share growth over the 2009 through 2014 horizon.
  Enexus: Earnings growth achieved by realizing $2.0 billion of Adjusted EBITDA in 2014 and / or through share repurchases. Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization and interest and dividend income, excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets. The Adjusted EBITDA aspiration is expected to be achieved from power price increases on open positions and / or deployment of capital resulting in additional EBITDA potential. In addition, Enexus anticipates periodic return of capital in the form of share repurchases, with current estimated Adjusted EBITDA levels supporting such distributions.

Capital deployment:

  Entergy: A balanced capital investment / return program. As outlined in the Preliminary 2010 through 2012 Capital Expenditures discussion below, Entergy sees continued productive investment opportunity at the Utility in the coming years. Entergy aspires to fund this capital program without issuing equity, while maintaining a competitive capital return program. Given the financial profile of its vertically integrated utility operation, dividends are expected to be the primary form of return of capital, with the aspiration to retain its current dividend level (even after the spin-off of a substantial business) while balancing future growth thereon with competing investment opportunities.
  Enexus: A balanced capital investment / return program. Enexus expects to generate ongoing free cash flow that can be used for debt repayment, investment and / or distributions through share repurchases. Given the financial profile of its merchant nuclear operation, share repurchases are expected to be the primary form of return of capital.

Credit quality and flexibility to manage risk and act on opportunities:

  Entergy: investment grade credit
  Enexus: BB / Ba range credit

Planned Capital Expenditures - Preliminary

The preliminary capital plan from 2010 through 2012 anticipates $7.1 billion for investment, including $2.7 billion of maintenance capital. The remaining $4.4 billion is for specific investments, as well as other initiatives.

Members of Entergy's management will attend the 44th Edison Electric Institute (EEI) Financial Conference and participate in meetings on November 1-3, 2009, at which time the information included in this release will be discussed. Additional information regarding Entergy's forward looking financial update is available in Entergy's investor news release dated Oct. 30, 2009 and accompanying handout material, copies of which have been filed today with the Securities and Exchange Commission on Form 8-K and are available on Entergy's investor relations Web site at www.entergy.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $13 billion and approximately 14,700 employees.

In this news release, and from time to time, Entergy Corporation makes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in (i) Entergy's Form 10-K for the year ended December 31, 2008, (ii) Entergy's Form 10-Q for the quarters ended March 31 and June 30, 2009, and (iii) Entergy's other reports and filings made under the Securities Exchange Act of 1934, (b) the uncertainties associated with efforts to remediate the effects of Hurricanes Gustav and Ike and the January 2009 Arkansas ice storm and recovery of costs associated with restoration, and (c) the following transactional factors (in addition to others described elsewhere in this news release and in subsequent securities filings): (i) risks inherent in the contemplated spin-off, joint venture and related transactions (including the level of debt to be incurred by Enexus Energy Corporation and the terms and costs related thereto), (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements. Entergy cannot provide any assurances that the spin-off or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The transaction is subject to certain conditions precedent, including regulatory approvals and the final approval by the Board of Directors of Entergy.